As filed with the Securities and Exchange Commission on September 4, 1998

                                             Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                       BERRY PETROLEUM COMPANY
        (Exact name of registrant as specified in its charter)

                              Delaware
   (State or other jurisdiction of incorporation or organization)

                             77-0079387
               (I.R.S. Employer Identification No.)

                      28700 Hovey Hills Road
                            P.O. Bin X
                      Taft, California 93268
                          (805) 769-8811
       (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)

            Berry Petroleum Company 1994 Stock Option Plan
                      (Full Title of the Plan)

                          JERRY V. HOFFMAN
                       Chairman of the Board,
               President and Chief Executive Officer
                       28700 Hovey Hills Road
                             P.O. Bin X
                        Taft, California 93268
                            (805) 769-8811
          (Address, including zip code, and telephone number,
               including area code, of agent for service)

                             Copies to:
                       Laura K. McAvoy, Esq.
                 Nordman, Cormany, Hair & Compton
               1000 Town Center Drive, Sixth Floor
                          P.O. Box 9100
                 Oxnard, California  93031-9100

                   CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities          Amount          Offering     Aggregate      Amount of
to be          	    to be           Price        Offering       Registration
Registered	         Registered      per Share    Price          Fee

Class A Common     1,000,000 (1)  $ 12.4688 (3) $12,468,800 (3)  $ 3,678.30(3)
Stock, $.01 par	   shares
value

Rights to          1,000,000 (2)
Purchase Shares    shares
Of Common Stock

(1) 	This Registration Statement also covers such additional number of shares, presently indeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Class A Common Stock.

(2) Includes Rights that could be purchased upon the occurrence of certain events pursuant to the Berry Petroleum Company Rights Plan.

(3) Pursuant to Rule 457(c) and Rule 457(h), the maximum offering price per share is a recent average of the high and low sales prices for the Class A Common Stock as reported by the New York Stock Exchange of $ 12.4688 per share.

     The Registration Statement on Form S-8 (Registration No. 33-61337) filed with the Commission on July 27, 1995, is hereby incorporated by reference.

     At the Annual Meeting of Stockholders of Berry Petroleum Company held on May 15, 1998, the Stockholders approved an amendment to the Berry Petroleum Company 1994 Stock Option Plan (the "Plan") that increased the number of shares of Class A Common Stock, $0.01 par value, authorized for issuance under the Plan from 1,000,000 to 2,000,000. This Registration Statement registers such additional securities.

                               SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taft, State of California, on this 1 day of September, 1998.

                              BERRY PETROLEUM COMPANY


                              By:	s/s Jerry V. Hoffman
                                   Jerry V. Hoffman, Chairman of
                                   the Board, President and Chief
                                   Executive Officer (Principal
                                   Executive Officer)


                              By:	s/s Ralph J. Goehring
                                   Ralph J. Goehring, Senior Vice
                                   President and Chief Financial
                                   Officer (Principal Financial
                                   Officer)


                              By:	s/s Donald A. Dale
                                   Donald A. Dale, Controller
                                   (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                  TITLE                    DATE


s/s Jerry V. Hoffman          Chairman of the        September 1, 1998
Jerry V. Hoffman              Board, President
                              and Director


s/s William F. Berry          Director               September 1, 1998
William F. Berry


s/s Gerry A. Biller           Director               September 1, 1998
Gerry A. Biller


s/s Ralph B. Busch, III       Director               September 1, 1998
Ralph B. Busch, III


s/s William E. Bush, Jr.      Director               September 1, 1998
William E. Bush, Jr.


s/s Richard F. Downs          Director               September 1, 1998
Richard F. Downs


s/s John A. Hagg              Director               September 1, 1998
John A. Hagg


s/s Thomas J. Jamieson        Director               September 1, 1998
Thomas J. Jamieson


s/s Roger G. Martin           Director               September 1, 1998
Roger G. Martin


s/s James A. Middleton        Director               September 1, 1998
James A. Middleton

                             EXHIBIT INDEX

Exhibit No.    	Description                             Sequentially
                                                       Numbered Pages

4.1            Restated and Amended 1994 Stock               6
               Option Plan

5.1            Opinion of Nordman, Cormany,                 13
               Hair & Compton regarding
               validity of securities.

23.1           Consent of Nordman, Cormany,                 13
               Hair & Compton (included in
               Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP.       14